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New South Federal Savings Bank
Annual Officers Certificate

New South Federal Savings Bank Series 1999-2

Servicer: New South Federal Savings Bank

The undersigned Officer certifies the following for the fiscal year end December 31, 1999.

A)	All premiums have been paid for Hazard, Flood, and Primary Mortgage
        Insurance Policies (Including FHA, MIP) if applicable, with respect to each mortgaged property, and that all such insurance policies are in full force and effect;

B)	All real estate taxes, governmental assessments, ground rents, condominium assessments and any other expenses accrued, due and payable have been satisfied.

C)	The Fidelity Bond, Errors and Omissions Insurance Policy and any
        other bonds in the amounts as required under the terms of the Servicing Agreement and Servicing Guide are in full force and effect.

D)	All Custodial Accounts as required in the Servicing Guide are active accounts and in good standing as of this date;

E)	All pertinent Internal Revenue Service forms have been filed
        (as applicable), and the Servicer is in compliance with all laws and regulations regarding loans serviced for all investors.

F)	The total portfolio of loans serviced by the Servicer at the 1999 fiscal year end for all investors, is 28,689 Number of Loans $1,961,191,228 Principal Balance.

I hereby certify that I have reviewed the activities and performance of the Servicer during the preceding fiscal year under the terms of the Servicing Agreement and Servicing Guide, and to the best of my knowledge, the Servicer has fulfilled all of its duties, responsibilities or obligations under the
 Servicing Agreement and Guide throughout such year. Any failure to comply with or deviation from the guidelines referenced above has been reported.
I have reported and described any exceptions to the above guidelines (attach exception to certification).

			Certified by Corporate Officer of Servicer


  /s/ Ernest Cermak
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 Ernest Cermak
 Vice President, Post Close and Servicing Operation
 4-08-00